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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant


                                                      Jurisdiction of
Name                                                  Incorporation
----                                                  -------------
HTM Holdings, Inc.                                    Delaware

SMTC de Chihuahua S.A. de C.V.                        Mexico

SMTC Manufacturing Corporation of California          California

SMTC Manufacturing Corporation of Canada              Ontario, Canada

SMTC Manufacturing Corporation of Colorado            Delaware

SMTC Manufacturing Corporation of Ireland Limited     Ireland

SMTC Manufacturing Corporation of Massachusetts       Massachusetts

SMTC Manufacturing Corporation of North Carolina      North Carolina

SMTC Manufacturing Corporation of Texas               Texas

SMTC Manufacturing Corporation of Wisconsin           Wisconsin

SMTC MEX Holdings, Inc.                               Delaware

SMTC Nova Scotia Company                              Nova Scotia, Canada

Qualtron Teoranta                                     Ireland

Qualtron, Inc.                                        Massachusetts